SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             November 1, 1996
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                             PrimeSource Corporation
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             (Exact name of registrant as specified in charter)

  Pennsylvania                       0-21750                23-1430030
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(State of Other Jurisdiction      (Commission             (I.R.S. Employer
 of Incorporation)                 File Number)            Identification No.)

  4350 Haddonfield Road, Suite 222, Pennsauken, New Jersey         08109
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(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code:       (609) 488-4888
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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

a. On November 1, 1996, the Registrant acquired from VGC Corporation ("VGC"), the operating assets (excluding accounts receivable) of VGC's Minneapolis, Minnesota; Milwaukee, Wisconsin; Des Moines, Iowa; and Omaha, Nebraska operations for approximately $11.2 million. The assets acquired consisted primarily of inventory and property and equipment.

     The consideration given was arrived at as a result of arms-length negotiations. There were no common directors, ownership, or other material relationships between the Registrant and VGC. Funding for the acquisition was provided from the Registrant's revolving credit agreement with PNC Bank.

b. The acquired assets were used primarily in the supply and distribution of photographic and graphic arts supplies and equipment. The Registrant intends to continue to use the assets for the same purpose.

     Based on the consolidated income and consolidated asset provisions for determining if a transaction is significant, as amended under SEC Rule 34-37802, the above transaction exceeds the 10% threshold, but is less than the 20% threshold. Accordingly, as prescribed, no financial or pro-forma statements are provided under Item 7 of this filing.



EXHIBITS

Exhibit No.                                          Name of Exhibit
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2                                                    Asset Purchase Agreement



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             PrimeSource Corporation
                                  (Registrant)


By:      /s/ WILLIAM A. DEMARCO
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         William A. DeMarco
         Vice President of Finance and
         Chief Financial Officer
         (principal financial and accounting officer)

Date     November 13, 1996